UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)

(646) 356-0200
(Registrant's telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On September 1, 2006, Castle Brands Spirits Company Limited (f/k/a The Roaring Water Bay Spirits Company Limited), a wholly-owned indirect subsidiary of Castle Brands Inc., delivered notice to Comans Wholesale Limited (‘‘Comans’’) that it was terminating the distribution agreement, dated as of September 15, 2000 (the ‘‘Distribution Agreement’’), between Castle Brands Spirits Company Limited and Comans, which provides for Comans to act as the exclusive distributor of certain products of Castle Brands in the Republic of Ireland.

As a result of the delivery of the notice, the Distribution Agreement will terminate, as provided for by its terms, as of September 15, 2007, unless it is otherwise terminated prior to such date pursuant to the terms thereof or pursuant to mutual agreement of the parties thereto. No early termination penalties are to be paid by Castle Brands in connection with the termination specified in the notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 8, 2006

CASTLE BRANDS INC.

By	/s/ Keith Bellinger
Name: Keith Bellinger Title: President and Chief Operating Officer